UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 17, 2006

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota	55425
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On February 17, 2006, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) took the following actions:

1.                                       Approved the following salary increases for 2006 and made the following cash bonus awards for 2005 pursuant to the individual’s 2005 cash bonus plan for the Company’s chief executive officer and the next four most highly compensated persons serving as executive officers of the Company as of December 31, 2005:

Name	Title	2005 Salary	2006 Salary	Bonus Award
Ronald L. Turner	Chairman, President and CEO	$725,000	$750,000	$950,000
Gary A. Krow	Executive Vice President and President of Comdata	$350,000	$375,000	$385,000
Gary M. Nelson	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	$315,000	$350,000	$271,000
Douglas C. Neve	Executive Vice President and Chief Financial Officer	$400,000	$400,000	$400,000
Robert J. Severson	Senior Vice President, Corporate Technology	$250,000	$250,000	$123,000

2.                                       Approved a form of restricted stock unit award agreement under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan (“2004 LTSIP”) for use with employees in the United States, including the executive officers of the Company.  This award agreement generally provides that: (1) one-third of awarded restricted stock units will vest while the individual is employed by the Company on each of the first, second and third anniversaries of the date of grant; (2) following the vesting of a restricted stock unit, the individual will receive one share of common stock for each vested restricted stock unit; (3) if an individual’s employment terminates (a) due to death or disability, all unvested restricted stock units will immediately and fully vest, (b) due to retirement, all unvested restricted stock units will continue to vest as if employment had not been terminated, and (c) for any other reason prior to a change of control, the individual will immediately forfeit to the Company any restricted stock units that have not yet vested; (4) if a change of control of the Company occurs, all unvested restricted stock units will immediately and fully vest; and (5) the individual agrees not to take certain adverse actions against the Company at any time during the period that the restricted stock units have not vested in full or at any time before one year after termination of employment, whichever is later.  A copy of the restricted stock unit award agreement is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

3.                                       Amended the forms of non-qualified stock option agreement and restricted stock award agreement under the 2004 LTSIP for use with employees in the United States, including executive officers of the Company.  The changes made to the form of non-qualified stock option agreement primarily consist of amending the provision pertaining to termination due to retirement to provide that upon termination due to retirement all unvested options will continue to vest as if the optionee’s employment had not been terminated.  The prior form of non-qualified stock option award agreement provided that upon termination due to retirement all unvested options immediately and fully vested.  The changes made to the form of restricted stock award agreement primarily consist of certain clarifying revisions pertaining to such matters as the receipt of dividends and distributions and rights as a shareholder.  Copies of the amended forms of non-qualified stock option and restricted stock award agreements are attached as Exhibits 10.2 and 10.3, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 9.01.                                              Financial Statements and Exhibits.

(c)                                  Exhibits

10.1	Form of Ceridian Corporation Restricted Stock Unit Agreement (under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan).

10.2	Form of Ceridian Corporation Non-Qualified Stock Option Award Agreement (under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan).

10.3	Form of Ceridian Corporation Restricted Stock Award Agreement (under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated:  February 23, 2006